As filed with the Securities and Exchange Commission on May 16, 2008
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MSB Financial Corp.
(Exact name of Registrant as specified in its charter)

United States		34-1981437
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification No.)

1902 Long Hill Road
Millington, New Jersey 07946
(Address of principal executive offices)

MSB Financial Corp. 2008 Stock Compensation and Incentive Plan
(Full Title of the Plan)

Jeffrey E. Smith
Chief Financial Officer
1902 Long Hill Road
Millington, New Jersey 07946
(908) 647-4000
(Name, address and telephone number of agent for service)

Copies to:
Richard Fisch, Esq.
Evan M. Seigel, Esq.
Malizia Spidi & Fisch, PC
901 New York Avenue, N.W.
Suite 210 East
Washington, D.C. 20001
(202) 434-4660

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock $0.10 par value per share	275,410 shares	$10.75	$2,960,658	$116.35

(1)

The maximum number of shares of Common Stock issuable upon awards to be granted under the MSB Financial Corp. 2008 Stock Compensation and Incentive Plan consists of 275,410 shares, are being registered under this Registration Statement and for which a registration fee is being paid. Additionally, an indeterminate number of additional shares may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. An aggregate of 275,410 shares are being registered hereby, of which 275,410 shares are under option at a weighted average exercise price of $10.75 per share ($2,960,658 in the aggregate).

This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 (“1933 Act”) and Rule 462 of the 1933 Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Information. *

*This Registration Statement relates to the registration of 275,410 shares of MSB Financial Corp. (the “Company” or “Registrant”) common stock, $.10 par value per share (the “Common Stock”) issuable to employees, officers and directors of the Registrant or its subsidiary as compensation for services in accordance with the MSB Financial Corp. 2008 Stock Compensation and Incentive Plan under which 275,410 shares are issuable ( the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the “1934 Act”) on January 4, 2007 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission’s Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

The following documents filed by the Company are incorporated in this Registration Statement by reference:

1.         The description of the Company’s securities as contained in the Company’s Registration Statement on Form 8-A, as filed with the Commission on January 4, 2007;

2.	The Company's Annual Report on Form 10-KSB for the year ended June 30, 2007;

3.	Form 8-K, filed on November 6, 2007;

4.	Form 8-K, filed on December 10, 2007;

5.	Form 8-K, filed on January 16, 2008;

6.	Form 8-K, filed on January 30, 2008;

7.	Form 8-K, filed on May 14, 2008;

8.	The Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007;

9.	The Company’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 2007; and

10.	The Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2008.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable

Item 5. Interests of Named Experts and Counsel.

Not Applicable

Item 6. Indemnification of Directors and Officers.

Section 545.121 of the Office of Thrift Supervision (OTS) regulations provides indemnification for directors and officers of Millington Savings Bank. Although there are no indemnification provisions in the charter and bylaws of the Registrant, all the directors and officers of the Registrant hold the same position with Millington Savings Bank and have indemnification under OTS Regulations as described below.

Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

(a)         Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings bank shall be indemnified by the savings bank for:

(i)          Any amount for which that person becomes liable under a judgment in such action; and

(ii)         Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

(b)	Indemnification shall be made to such person under paragraph (b) of this Section only if:

(i)	Final judgment on the merits is in his or her favor; or

(ii)	In case of:

a.	Settlement,
b.	Final judgment against him or her, or
c.

Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings bank determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings bank or its members. However, no indemnification shall be made unless the savings bank gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the savings bank in writing, within such notice period, of its objection thereto.

(c)	As used in this paragraph:

(i)	“Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

(ii)	“Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

(iii)	“Final Judgment” means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

(iv)	“Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a Director, officer or employee of the Company or is or was serving at the request of the Company as a Director, Officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer or employee or in any other capacity while serving as a Director, officer or employee, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Regulations of the OTS, as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

The right to indemnification conferred herein shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, to the fullest extent authorized by the Regulations of the OTS. The rights to indemnification and to the advancement of expenses conferred herein shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, officer or employee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Item 7. Exemption from Registration Claimed.

Not Applicable

Item 8. Exhibits.

For a list of all exhibits filed or included as part of this Registration Statement, see “Index to Exhibits” at the end of this Registration Statement.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

(2)       That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)       Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Millington in the State of New Jersey, on the 15th day of May, 2008.

MSB Financial Corp.

Date:	May 15, 2008	By:	/s/ Gary T. Jolliffe
Gary T. Jolliffe
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of MSB Financial Corp. do hereby severally constitute and appoint Gary T. Jolliffe as our true and lawful attorney and agent, to do any and all things and acts in our MSB Financial Corp. names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Gary T. Jolliffe may deem necessary or advisable to enable MSB Financial Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the registrant, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Gary T. Jolliffe shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.

	/s/ Albert N. Olsen		/s/ Gary T. Jolliffe
	Albert N. Olsen		Gary T. Jolliffe
	Chairman		Director, President and Chief Executive Officer
(Principal Executive Officer)

Date:	May 15, 2008	Date:	May 15, 2008

	/s/ Michael A. Shriner		/s/ Jeffrey E. Smith
	Michael A. Shriner		Jeffrey E. Smith
	Director, Executive Vice		Vice President and Chief Financial Officer
	President and Chief Operating Officer		(Principal Financial and Accounting Officer)

Date:	May 15, 2008	Date:	May 15, 2008

	/s/ E. Haas Gallaway, Jr.		/s/ W. Scott Gallaway
	E. Haas Gallaway, Jr.		W. Scott Gallaway
	Director		Director

Date:	May 15, 2008	Date:	May 15, 2008

	/s/ Thomas G. McCain		/s/ Ferdinand J. Rossi
	Thomas G. McCain		Ferdinand J. Rossi
	Director		Director

Date:	May 15, 2008	Date:	May 15, 2008

INDEX TO EXHIBITS

Exhibit	Description
4.1	MSB Financial Corp. 2008 Stock Compensation and Incentive Plan
4.2	Form of Stock Option Agreement to be entered into with respect to Stock Options under the Stock Option Plan
4.3	Form of Stock Award Tax Notice
5.1	Opinion of Malizia Spidi & Fisch, PC as to the validity of the Common Stock being registered
23.1	Consent of Malizia Spidi & Fisch, PC (appears in their opinion filed as Exhibit 5.1)
23.2	Consent of Beard Miller Company LLP
24	Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein